                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

                                                      Dated as of:  __________

To:_______________

         Pursuant to the Rock Financial Corporation 1996 Stock Option Plan ("1996 Plan"), Rock Financial Corporation (the "Company") hereby grants you an option (the "Option") to purchase __________ (_______) Common Shares, par value $0.01 per share, of the Company (the "Shares") at $__.__ per Share, upon the terms and conditions contained in this Stock Option Agreement and in the 1996 Plan, as amended from time to time, a copy of which is attached to, and, as amended from time to time, is made a part of, this Stock Option Agreement.

         1. Nonqualified Option. The Option is intended to be a Nonqualified Option, as defined in the 1996 Plan.

         2. Transferability. The Option may not be transferred by you otherwise than by will or by the laws of descent and distribution and, during your lifetime, the Option is exercisable only by you.

         3. Vesting. Subject to the other terms contained in this Stock Option Agreement and in the 1996 Plan, you may exercise the Option in accordance with the following schedule:

            (a) Before _________ [one year after grant], you may not purchase any of the Shares.

            (b) Beginning on _________ [one year after grant], you may purchase up to 20% of the Shares.

            (c) Beginning on _________ [two years after grant], you may purchase up to 40% of the Shares, including Shares previously purchased.

            (d) Beginning on _________ [three years after grant], you may purchase up to 60% of the Shares, including Shares previously purchased.

            (e) Beginning on _________ [four years after grant], you may purchase up to 80% of the Shares, including Shares previously purchased.

            (f) Beginning on _________ [five years after grant], you may purchase up to 100% of the Shares, including Shares previously purchased.

         4.       Term.

                  (a) General Term. Subject to earlier termination of the Option upon your death, permanent disability or termination of employment with the Company (voluntarily or involuntarily and with or without cause), which are governed by Paragraph 13 of the 1996 Plan, the Option will expire (to the extent not previously exercised) on the earlier of (i) the tenth anniversary of the date of this Stock Option Agreement, and (ii) the date of any reduction in your title or position with the Company.

                  [(b) Special Termination Provisions. The purpose of the 1996 Plan is to provide key employees with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees of exceptional ability. You acknowledge that the Company expends considerable time, money and resources in recruiting, training and developing the skills and abilities of its employees, developing business relationships with referral sources and customers so as to improve the good will of the Company, establishing and maintaining close business relationships between employees and the Company's customers and obtaining, compiling and developing confidential customer lists, various internal computer reports and other proprietary business information not readily available to the public or through other sources. You agree that the provisions in this Section are necessary to preserve and protect the legitimate business interests of the Company. In return for granting this Option to you, notwithstanding any other term of this Option to the contrary, you agree to the following:

                           (1) Forfeiture of Option Gain if You Leave the Company Within One Year After Exercise. If you exercise any portion of this Option and your employment with the Company terminates within one year after such exercise for any reason except death, disability, normal retirement or termination by the Company without "cause", then the gain represented by the fair market value of a Share, determined pursuant to Paragraph 8 of the 1996 Plan, on the date of such exercise over the exercise price, multiplied by the number of Shares you purchased ("option gain"), without regard to any subsequent increase or decrease in fair market value, shall be paid by you to the Company.

                           (2) Forfeiture of Option Gain and Unexercised Options if You Engage In Certain Activities. If, at any time within (i) one year after termination of your employment with the Company, or (ii) one year after you exercise any portion of this Option, whichever is later, you engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company, including, but not limited to,

                           (A) conduct related to your employment for which
                  either criminal or civil penalties against you may be sought,

                           (B) violation of published Company policies,
                  including, without limitation, the Company's insider trading policy,

                                    (C) owning, maintaining, operating or
                  engaging in the same or similar line of business or activity as the Company or any Subsidiary or in any business or activity that competes with the Company or any Subsidiary ("Competing Business") in any county of any state in which the Company or any Subsidiary is operating a prime or sub-prime mortgage loan origination office or is engaged in telemarketing operations or call center operations,

                                    (D) accepting employment with or serving as
                  a consultant, advisor or in any other capacity to an employer (including, without limitation, any individual, firm, agency, partnership, limited liability company, unincorporated association, corporation or pre-incorporated association ("Person or Entity")) that is a Competing Business or is acting against the interests of the Company or any Subsidiary,

                                    (E) undertaking any efforts or activities
                  toward pre-incorporating, incorporating, financing or commencing any Competing Business,

                                    (F) advising, serving, or consulting with
                  any Person or Entity which is or will be undertaking efforts towards incorporating, financing or commencing any Competing Business or activity which engages in a Competing Business,

                                    (G) employing, offering employment to,
                  soliciting for the purpose of employing or recruiting any present, former or future employee of the Company or any Subsidiary for or on behalf of any Person or Entity,

                                    (H) calling upon, soliciting, diverting or
                  referring to any Person or Entity customers or referral sources of the Company or any Subsidiary who have conducted business with the Company or any Subsidiary within the two years before the time in question,

                                    (I) disclosing, copying, communicating,
                  distributing, revealing, or using any confidential information, material, trade secrets, proprietary information, or confidential business information concerning the Company, any Subsidiary or any of their customers ("Confidential Information"), except as your employment duties with the Company or a Subsidiary may require during your employment with the Company or a Subsidiary,

                                    (J) failing to return any Confidential
                  Information or any documents, records, files, lists and the like (including originals and copies) containing Confidential Information immediately upon your termination or separation of employment with the Company or any Subsidiary, or

                                    (K) participating in a hostile takeover
                  attempt of the Company or any Subsidiary, then (y) this Option shall terminate effective on the date on which you enter into such activity, unless terminated sooner by operation of another term or condition of this Stock Option Agreement or the 1996 Plan, and (z) any option gain realized by you from exercising all or a portion of this Option shall be paid by you to the Company.

                           (3) Right of Set-off. By accepting this Option, you consent to a deduction from any amounts the Company or any Subsidiary owes to you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to you by the Company or any Subsidiary), to the extent of the amounts you owe the Company under Sections and above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

                           (4) Committee Discretion. You may be released from all or any portion of your obligations under Sections , and above only if the Committee (or its duly appointed agent) determines in its Discretion that such action is in the best interests of the Company.

                           (c) Cause. For purposes of this Option, "cause" has
the same meaning as in your employment agreement with the Company, if any, or employment agreement with the Company, "cause" means the occurrence of any of the following:

                           (1) A material breach of any term or provision of your employment agreement, if any, with the Company or a Subsidiary, the Company's Employee Handbook, or this Stock Option Agreement.

                           (2) Your failure to perform your duties of employment in a reasonable and business-like manner.

                           (3) Your conviction of a felony or any crime involving moral turpitude, including, without limitation, crimes involving drugs or liquor, regardless of whether appealed.

                           (4) Your commission of, or participation in, any act of fraud, false pretense, forgery, embezzlement or dishonesty against the Company or any Subsidiary.

                           (5) Your commission of, or participation in, any other act or omission, wantonly, willfully, or recklessly, or in a manner that is negligent against, and having an adverse effect upon, the affairs of the Company or any Subsidiary.

                           (6) Your substantial dependence on any mind altering or other harmful substance, including, without limitation, alcohol, marijuana, amphetamines, barbiturates,

         LSD, cocaine, narcotic drugs, or any natural or synthetic substance having the same or similar effects as any of the foregoing, to the extent that such use would constitute reasonable cause for termination under applicable law.]

         5. Exercise of the Option. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full in cash (or in such other manner as is approved by the Committee pursuant to the 1996 Plan) of the aggregate option price for the number of Shares purchased and by the representation required by Paragraph 14 of the 1996 Plan if the Shares to be issued under the 1996 Plan have not been registered under the Securities Act of 1933. Such exercise shall be effective only upon the actual receipt of such written notice and such exercise price, and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued.

         6. No Employment Rights. Nothing contained in the 1996 Plan or in this Stock Option Agreement, nor any action taken by the Committee, shall confer upon you any right with respect to the continuation of your employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate your employment at any time, and your employment is and will remain employment at will, unless otherwise provided pursuant to a written employment agreement between you and the Company.

         7. Income Tax Withholding Requirements. If upon or as a result of your exercise of the Option there shall be payable by the Company or any Subsidiary any amount for income tax withholding, you will pay such amount to the Company to reimburse it for such income tax withholding.

         8. Entire Agreement. This Stock Option Agreement, including the 1996 Plan, are the entire agreement between you and the Company with respect to the subject matter of this Stock Option Agreement, and any prior or contemporaneous understandings, arrangements or agreements are superseded by this Stock Option Agreement and the 1996 Plan and are merged into this Stock Option Agreement.

         9. Governing Law and Choice of Forum. The laws of the State of Michigan shall govern this Stock Option Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Stock Option Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Stock Option Agreement and that all litigation arising out of or relating to this Stock Option Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or the Oakland County (Michigan) Circuit Court. You irrevocably consent to the jurisdiction of the United States District Court for the Eastern District of Michigan and the Oakland County (Michigan) Circuit Court in connection with all actions and proceedings arising out of, or in any way related to this Stock Option Agreement.

         10. Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for in this Stock Option Agreement shall be given in writing and shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, addressed in the case of the Company to its principal office and in the case of you to your address appearing on the stock records of the Company or such other address as may be designated by you by notice to the Company.

         11. Committee and Board of Directors Determinations Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of the 1996 Plan or this Stock Option Agreement by the Committee or the Company's Board of Directors shall be final and shall be binding and conclusive for all purposes on you and the Company and our respective successors in interest.

         12. Reimbursement of Certain Costs and Fees. Notwithstanding any term to the contrary, you agree to reimburse the Company (including its officers and directors) for any and all costs and expenses, including, without limitation, court costs, legal expenses and reasonable attorney fees (whether inside or outside counsel is used), whether or not a lawsuit or other form of legal action is instituted, and if a lawsuit or other legal action is instituted, whether at the trial or appellate court level, in the event you do not fully prevail with respect to all claims and demands brought by you (or your representatives) in connection with or in any way related to any determination, interpretation, or action taken pursuant to this Stock Option Agreement or the 1996 Plan, or in any way related to the enforcement of this Stock Option Agreement.

                                            Very truly yours,

                                            ROCK FINANCIAL CORPORATION,
                                            a Michigan corporation


                                            By:
                                                --------------------------------
                                               Its:
                                                   -----------------------------

The above is agreed to and accepted.


-----------------------------------

Dated:
      ----------